Exhibit 99.1

Explanation of Responses:

(1) The Reporting Person, pursuant to the acquisition of additional equity interests in BPY II L.P. acquired an indeterminate portion of pecuniary interest in such common stock held directly by such persons. In accordance with Instruction 4(b)(iv), the entire amount of Common Stock held by such persons are reported herein.

(2) Common Stock beneficially owned by Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B”) and held in title by Brookfield US Retail Holdings LLC. Brookfield Retail Holdings B LLC, a Delaware limited liability company (“Offshore 2”) and BPY Retail I LLC (“BPY I”) are members of BRH IV-B. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BRH IV-B is reported herein.

(3) Common Stock held directly by Brookfield Retail Holdings IV-C Sub LLC, a Delaware limited liability company (“BRH IV-C”). Offshore 2 and BPY I are members of BRH IV-C. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BRH IV-C is reported herein.

(4) Common Stock held directly by Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D” and, together with BRH IV-B and BRH IV-C, the “Investment Vehicles”). Offshore 2 and BPY I are members of BRH IV-D. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BRH IV-D is reported herein.

(5) Common Stock is held directly by BPY Retail IV LLC, a Delaware limited liability company (“BPY LLC 4”), of which Brookfield BPY Retail Holdings III LLC, a Delaware limited liability company (“US GGP Subco 2”) is a member. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BPY LLC 4 is reported herein.

(6) Common Stock is held directly by BPY Retail V LLC, a Delaware limited liability company (“BPY LLC 5”), of which US GGP Subco 2 is a member. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BPY LLC 5 is reported herein.

(7) Common Stock is held directly by BPY Retail II LLC, a Delaware Limited Liability Company (“BPY LLC 2”), of which Brookfield BPY Retail Holdings I LLC, a Delaware limited liability company, is a member. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BPY LLC 2 is reported herein.

(8) Common Stock is held directly by BPY Retail VI LLC, a Delaware Limited Liability Company (“BPY LLC 6”), of which Brookfield BPY Retail Holdings II LLC, a Delaware limited liability company, is the sole member. In accordance with Instruction 4(b)(iv), the entire amount of Common Stock Directly held by BPY LLC 6 is reported herein.

(9) The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.